SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C. 20549

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                                      FORM 8-K

                                   CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF THE
                          SECURITIES EXCHANGE ACT OF 1934
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                           Date of Report: July 31, 2004


          IVP TECHNOLOGY CORPORATION D.B.A. ACTIVECORE TECHNOLOGIES, INC.
          ---------------------------------------------------------------
                 (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)


           NEVADA                    000-30397                   65-6998896
           ------                    ---------                   ----------
(State or other jurisdiction        (Commission                 (IRS Employer
      of incorporation)             File Number)             Identification No.)

                        156 FRONT STREET WEST, SUITE 210
                           TORONTO, ONTARIO, M5J 2L6
                           -------------------------
                    (Address of principal executive offices)

                                 (416)-252-6200
                                 --------------
                (Registrant's Executive Office Telephone Number)



Check the appropriate box below if the Form 8K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions

[X] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On July 31, 2004, IVP Technology Corporation d.b.a. ActiveCore Technologies, Inc., a Nevada corporation ("IVP"), entered into an irrevocable Share Call Agreement with George Theodore and 1543772 Ontario Inc. whereby, at any time upon its request, IVP may purchase 8,000,000 fully paid, non-assessable existing common shares of Infolink Technologies Ltd. ("Infolink") in exchange for payment of 16,000,000 fully paid, non-assessable common shares of IVP. The resale of shares to be issued by IVP in said transaction will be restricted subject to such shares being registered with the Securities and Exchange Commission (the "SEC"). Pursuant to said Share Call Agreement, IVP irrevocably undertook to seek registration of all 16,000,000 shares with the SEC at the next available opportunity. The 8,000,000 common shares of Infolink represent approximately 23% of its issued and outstanding shares as of July 31, 2004.


ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.


EXHIBIT
NUMBER    DESCRIPTION                                          LOCATION
--------  ---------------------------------------------------  -----------------
10.4      Irrevocable  Share Call Agreement for the exchange   Provided herewith
          of  16,000,000  common  shares of IVP Technology
          Corporation for 8,000,000 common shares of Infolink
          Technologies Ltd., dated July 31, 2004


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

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           IVP TECHNOLOGY CORPORATION D.B.A.
                                           ACTIVECORE TECHNOLOGIES, INC.


Dated:  September 15, 2004                 By: /s/ Brian J. MacDonald
                                              -------------------------
                                           Name: Brian J. MacDonald
                                           Its:  Chairman


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